Elys Game Technology Enters Into Definitive Agreements

With Lottomatica S.p.A.

NEW YORK, April 6, 2022 – Elys Game Technology, Corp. (“Elys” or the “Company”) (Nasdaq:ELYS) (BER:3UW), an interactive gaming and sports betting technology company, is pleased to announce the entry into definitive agreements (the “Agreements”) with Lottomatica S.p.A. (“Lottomatica”).

Under the terms of the Agreements, Elys will license a customized sportsbook platform (the “Product”) for Lottomatica for its B2C activities, with a main focus on the North American market.

Elys expects to obtain land-based license rights through an ancillary agreement that will expand its land-based distribution in the Italian market ahead of the anticipated federal license renewals in Italy. Elys also plans to submit its land-based technology for certification to the Italian regulator for land-based operation in Italy.

“We are very pleased to have reached the Agreements with Lottomatica allowing Elys to accelerate its digital and mobile channel development for Canadian and U.S. markets,” stated Michele Ciavarella, Executive Chairman of Elys Game Technology. “This milestone relationship for Elys is the outcome of our investments in technology and human capital specializing in B2C intelligence facing sports bettors in the robust Italian market as well as the integration of dedicated bookmaking experience in the highly competitive and fast growing U.S. market with the USBookmaking acquisition. We see this relationship as an opportunity to position Elys’ technology as the leading sports betting technology in our industry, and to combine the experience and brand strength of Lottomatica with our cutting-edge platform to challenge for a top spot in the expanding North American markets.”

Mr. Ciavarella continued, “Collectively, the Agreements along with our prior deployments, establish Elys as a fully regulated omni-channel solution for both land-based and mobile operators seeking a proven, end-to-end sportsbook solution. As set out in our June 2019 Pathway-to-Profitability and go-to-market plan, Elys sees 2022 as a breakthrough year, with the conversion of investments in our Elys Gameboard technology and talent both in Europe and North America into revenue and potential profits for years ahead.”

About Elys Game Technology, Corp.

Elys Game Technology, Corp., is a B2B global gaming technology company operating in multiple countries worldwide, with B2C online and land-based gaming operations in Italy. Elys offers its clients a full suite of leisure gaming products and services, such as sports betting, e-sports, virtual sports, online casino, poker, bingo, interactive games and slots in Italy and has operations in five states as well as the District of Columbia in the U.S. market. Elys’ vision is to become a global leader in the gaming industry through the development of pioneering and innovative technology.

The Company provides wagering solutions, services online operators, casinos, retail betting establishments and franchise distribution networks. Additional information is available on our corporate website at www.elysgame.com.

Investors may also find us on Twitter @ELYS_gaming.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding anticipated federal license renewals in Italy, submitting Elys’ land-based technology for certification to the Italian regulator for land-based operation in Italy, accelerating channel development for Canadian and U.S. markets, positioning Elys’ technology as the leading sports betting technology in the industry, combining the experience and brand strength of Lottomatica, challenging for a top spot in the expanding North American markets, 2022 being a breakthrough year, and converting of investments in technology and talent into revenue and potential profits. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to renew its federal license in Italy, the Company’s ability to submit its land-based technology for certification to the Italian regulator for land-based operation and accelerate channel development for Canadian and U.S. markets, the Company’s ability to position Elys’ technology as the leading sports betting technology in the industry and challenge for a top spot in the expanding North American markets, the Company’s ability to convert of investments in technology and talent into revenue and potential profits, the duration and scope of the COVID-19 outbreak worldwide, including the impact to state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Company Contacts:

Elys Game Technology, Corp.

Michele Ciavarella, Executive Chairman

Tel: 1-628-258-5148

Email: m.ciavarella@elysgame.com